Exhibit 10.2

AMENDED & RESTATED REVOLVING NOTE

NOTE DATE: ____________

$4,000,000
LOAN NO. ______________

FOR VALUE RECEIVED, M-tron Industries, Inc., a Delaware corporation, and Piezo Technology, Inc., a Florida corporation (collectively, the “Borrowers”), jointly and severally promise to pay to the order of First National Bank of Omaha, a national banking association (the “Bank”), at its principal office or such other address as Bank or holder may designate from time to time, the principal sum of $4,000,000, or the amount shown on Bank’s records to be outstanding, plus interest.  The annual interest rate for this note is computed on actual 360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days multiplied by the outstanding principal amount, multiplied by the actual number of days the principal balance is outstanding.  Absent manifest error, Bank’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This Amended & Restated Revolving Note (this “Revolving Note”) is executed pursuant to that certain Amended & Restated Loan Agreement, of even date herewith, between Borrowers and Bank (the “Loan Agreement”).  All capitalized terms not otherwise defined in this Revolving Note shall have the meanings provided in the Loan Agreement.

Interest Accrual.  The interest rate on this Revolving Note is subject to change from time to time based on changes in the LIBOR Rate (as hereinafter defined), adjusted and determined, without notice to Borrowers, as of the date of this Revolving Note and on the first (1st) day of each calendar month hereafter (“Interest Rate Change Date”).  The “LIBOR Rate” shall mean the London Interbank Offered Rate of Interest for an interest period of one (1) month, on the day that is two London Business Days preceding each Interest Rate Change Date (the “Reset Date”).  “London Business Day” shall mean any day on which commercial banks in London, England are open for general business (the “Index”).  The Index is currently 0.273% per annum.  The interest rate to be applied to the unpaid principal balance under this Revolving Note prior to the Revolving Loan Termination Date will be at a rate of 4.75% percentage points plus the Index resulting in an initial rate of interest of 5.023%.  After the Revolving Loan Termination Date, the interest rate to be applied to the unpaid principal balance of this Revolving Note will be at a rate of 6.00% percentage points plus 4.75% percentage points plus the Index.

The Index is not necessarily the lowest rate charged by Bank on its loans.  If the Index becomes unavailable during the term of the Revolving Loan, Bank may designate a substitute index after notifying Borrowers.  Bank will tell Borrowers the current Index rate upon Borrowers’ request.  The interest rate change will not occur more often than each month on the first (1st) day of each month. Borrowers understand that Bank may make loans based on other rates as well.

Repayment Terms.  Until the Revolving Loan Termination Date, interest only shall be payable on the first (1st) day of the month immediately following the date of this Revolving Note and each and every month thereafter until the Revolving Loan Termination Date.  On the Revolving Loan Termination Date, all principal and accrued interest are due and payable.

Prepayment.  This Revolving Note may be prepaid in whole or in part without premium or penalty but with interest accrued on the amount prepaid to the date of payment.

Additional Terms and Conditions.  The Loan Agreement, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this Revolving Note by reference.  Borrowers agree to pay all costs of collection, including reasonable attorneys’ fees and legal expenses incurred by Bank, if this Revolving Note is not paid as provided above.  This Revolving Note shall be governed by the substantive laws of the State of Nebraska.

Waiver of Presentment and Notice of Dishonor.  Borrowers jointly and severally and any other person who signs, guarantees or endorses this Revolving Note, to the extent allowed by law, hereby waive presentment, demand for payment, notice of dishonor, protest and any notice relating to the acceleration of the maturity of this Revolving Note.

Restated Note.  This Revolving Note is a restated version of the revolving note issued by Borrowers in favor of Bank pursuant to the Loan Agreement, and is given in exchange thereof and shall not constitute a cancellation of the principal amount (or unpaid accrued interest) of the Revolving Loan evidenced thereby.

[The Remainder of This Page Intentionally Left Blank and Signature Page Follows]

M-TRON INDUSTRIES, INC., a Delaware corporation, Borrower

By:_________________________

      Greg Anderson, President

PIEZO TECHNOLOGY, INC., a Florida corporation, Borrower

By:________________________

      Greg Anderson, President

STATE OF ______________

 )

 ) ss.

COUNTY OF ____________

 )

On this       day of ____________, 2009, before me, the undersigned, a Notary Public, personally appeared Greg Anderson, on behalf of said entity as President of M-tron Industries, Inc., a Delaware corporation, Borrower, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the corporation.

___________________________

Notary Public

STATE OF ______________

 )

 ) ss.

COUNTY OF ____________

 )

On this       day of ____________, 2009, before me, the undersigned, a Notary Public, personally appeared Greg Anderson, on behalf of said entity as President of Piezo Technology, Inc., a Florida corporation, Borrower, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the corporation.

___________________________

Notary Public